UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2020

Daxor Corporation

(Exact name of registrant as specified in its charter)

New York	811-22684	13-2682108
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350 5th Avenue, New York New York	10118
(Address of principal executive offices)	(Zip Code)

212-330-8500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DXR	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2020, the shareholders of Daxor Corporation (the “Company”) elected directors to the Board of Directors (the “Board”) of the Company, including a new director, Henry D. Cremisi, MD, FACP, who replaced retiring director Martin Wolpoff. Information regarding Dr. Cremisi and the other director is contained in the Company’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on June 4, 2020 (the “Proxy Statement”). The shareholders also approved the Daxor Corporation 2020 Incentive Compensation Plan, which is described in detail in the Proxy Statement.

On June 29, 2020, Bernhard Saxe, Esq. retired from the Board of the Company after serving on the Board since 2008. On June 29, 2020, Joy Goudie, Esq. was appointed to the Board. Ms. Goudie will serve on the Board of the Company until the next annual meeting when she will be up for election to the Board by the Company shareholders.

Joy Goudie, Esq. is currently a partner at Wissing Miller, LLP, following twelve years as Senior Patent Counsel for Revlon leading cross-functional teams in the US and Spain. In addition, she served as Vice President managing Revlon’s global R&D portfolio and driving new technologies. A published scientist, Ms. Goudie has worked with patents and R&D teams in the development of new antibiotics and small molecules for treatment of solid tumor cancers.

The Board has determined that Ms. Goudie meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.

Ms. Goudie has (i) no arrangements or understandings with any other person pursuant to which she was appointed as a director, and (ii) no family relationships with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Ms. Goudie has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Ms. Goudie holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Ms. Goudie will receive the standard compensation, paid by the Company to all of its non-employee directors and as described under “Board Compensation” in the Proxy Statement. She has not yet been appointed to any committee of the Board.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting was held June 25, 2020. At the Annual Meeting, the following directors were elected for terms expiring at the annual meeting of shareholders to be held in 2021 by the votes indicated:

	For	Withheld	Broker Nonvotes
James Lombard	3,103,321	12,637	437,938
Henry D. Cremisi, MD	3,104,711	11,247	437,938
Edward Feuer	3,104,711	11,247	437,938
Bernhard Saxe, Esq.	3,104,711	11,247	437,938
Michael Feldschuh	3,086,388	29,570	437,938
Jonathan Feldschuh	3,086,388	29,570	437,938

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	For	Against	Abstained	Broker Nonvotes
Approval of Daxor Corporation 2020 Incentive Compensation Plan	3,105,966	4,436	5,556	437,938
Ratification of WithumSmith+Brown, PC as Daxor Corporation’s independent registered public accounting firm	3,547,520	151	6,225	0

Item 9.01 Financial Statements and Exhibits.

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1	Press release, dated June 30, 2020, announcing new board members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAXOR CORPORATION
(Registrant)

Date: July 1, 2020	By:	/s/ Robert J. Michel
	Name:	Robert J. Michel
	Title:	Chief Financial Officer